Exhibit 10.4

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of July 20, 2006 among REDPRAIRIE HOLDING, INC., a Delaware corporation (the “Company”), and the STOCKHOLDERS (as defined below).

WHEREAS, the Stockholders own or have the right to purchase or otherwise acquire shares of the Common Stock (as defined below) of the Company.

WHEREAS, the Company and the Stockholders deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Stock.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.        Definitions and Rules of Construction.

(a)        As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any of (a) a director, officer or partner of such Person, (b) a spouse, parent, sibling or descendant of such Person or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person and (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to be closed.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Common Stock” means (i) Common Stock of the Company, par value $0.001 per share, and (ii) any shares of any class of capital stock of the Company authorized after the date hereof that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“FP” means, collectively, Francisco Partners, L.P., a Delaware limited partnership, Francisco Partners Fund A, L.P., a Delaware limited partnership, and FP Annual Fund Investors, LLC, a Delaware limited liability company.

“Goren” means Erez Goren.

“IPO” shall mean the Company’s initial registration of shares of its Common Stock pursuant to a registration statement filed under the Securities Act.

“Information” shall have the meaning set forth in Section 6(i).

“Inspectors” shall have the meaning set forth in Section 6(i).

“Investor Subscription Agreement” means the Investor Subscription Agreement, dated as of May 23, 2005, among the Company and the other parties thereto, as amended, modified or supplemented from time to time in accordance with the terms thereof.

“Joinder Agreement” shall have the meaning set forth in Section 16.

“Lockup Period” shall have the meaning set forth in Section 5(a).

“Material Transaction” means any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

“NASD” shall have the meaning set forth in Section 6(n).

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Primary Shares” means at any time authorized but unissued shares of Common Stock.

“Prospectus” means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Records” shall have the meaning set forth in Section 6(i).

“Registrable Shares” means Restricted Shares that constitute Common Stock, or would constitute Common Stock after giving effect to any undertaking to convert the same in connection with a request for registration.

“Registration Date” means the date upon which the registration statement pursuant to an IPO shall have been declared effective.

“Registration Statement” means any registration statement of the Company which covers an offering of any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Requesting Stockholders” means the holders of at least a majority of Registrable Shares then outstanding and held by FP.

“Restricted Shares” means shares of Common Stock held by any Stockholder and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock which are held by such Stockholder (including exercised or unexercised warrants for convertible preferred stock or Common Stock or convertible debt securities). As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144 (including, without limitation, Rule 144(k)) in a single transaction by any Stockholder without limitation, or (iii) they shall have ceased to be outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities Act” means the Securities Act of 1933 or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Stockholders” means the holders of Restricted Shares identified on Annex A hereto and includes any successor to, or assignee or transferee of, any such Person in accordance with the terms of Section 16 and who or which agrees executes a Joinder Agreement, agreeing to be treated as a Stockholder hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of the date hereof, by and among the Company, RedPrairie Corporation, Goren and BlueCube Software, Inc.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement dated June 18, 2006, among the Company and certain of its stockholders party thereto, as amended, modified or supplemented from time to time in accordance with the terms thereof.

“Stockholders’ Counsel” shall have the meaning set forth in Section 6(b).

“Suspension Period” shall have the meaning set forth in Section 7.

(b)        The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

Section 2.        Required Registration.

(a)        At any time after the Registration Date, if the Requesting Stockholders shall request that the Company effect the registration of Registrable Shares under the Securities Act, the Company shall promptly use its best efforts to effect the registration under the Securities Act of such Registrable Shares.

(b)        Notwithstanding anything contained in this Section 2 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i)        The Company shall not be obligated to use its best efforts to file and cause to become effective more than four (4) registration statements initiated pursuant to Section 2(a) on Form S-1 promulgated under the Securities Act (or any successor form thereto); provided, however, if the Requesting Stockholders are unable to sell at least a majority of the Registrable Shares requested by such Requesting Stockholders to be included in any registration pursuant to Section 2(a) as a result of an underwriter’s cutback pursuant to Section 2(b)(iii), then such registration shall not count as a requested registration for purposes of this Section 2(b)(i).

(ii)        The Company may delay the filing or effectiveness of any registration statement for a period of up to ninety (90) days after the date of a request for registration pursuant to Section 2(a) or Section 4 if at the time of such request: (A) the Company is engaged, or has fixed plans to engage within thirty (30) days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 3 or (B) the Board reasonably determines that such registration and offering would interfere with any Material Transaction involving the Company; or (C) within the last forty-five (45) days the Company has completed a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares were permitted to include all the Registrable Shares requested to be registered pursuant to Section 3; provided, however, that the Company shall only be entitled to invoke its rights under this Section 2(b)(ii) one time during any twelve (12) month period.

(iii)        With respect to any registration pursuant to this Section 2 or Section 4, the Company shall give prompt notice of such registration to the Stockholders who do not request registration hereunder, and the Company shall include in such registration any Registrable Shares, Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A)        first, the Registrable Shares held by FP (or, if necessary, such Registrable Shares pro rata among the FP Entities holding such Registrable Shares based upon the number of Registrable Shares that are held by each FP Entity and requested to be registered by such FP Entity);

(B)        second, the Primary Shares;

(C)        third, the Registrable Shares that are not held by FP (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares that are not held by FP requested to be registered by each such holder); and

(D)        fourth, the Other Shares.

(iv)        If the Requesting Stockholders so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The Requesting Stockholders shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.

(v)        At any time before the registration statement covering the Registrable Shares included therein by the Requesting Stockholders becomes effective, a majority of the Requesting Stockholders may request the Company to withdraw or not to file the registration statement. In that event, the holders of Registrable Securities shall be deemed to have used one of their registration rights under Section 2(a), unless such request of withdrawal was caused by, or made in response to, (A) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Company not known (without imputing the knowledge of any other Person to such holders) by the Requesting Stockholders at the time their request was made, or other material facts not known to such Requesting Stockholders at the time their request was made, or (B) a material adverse change in the financial markets; provided, however, that such withdrawn registration shall not count as requested registration pursuant to Section 2(a) for purposes of Section 2(b)(i) if the Company shall have been reimbursed (pro rata by the Requesting Stockholders) for all out-of-pocket expenses incurred by the Company in connection with such withdrawn registration.

(vi)        If, after it has become effective, (A) such registration statement has not been kept continuously effective for a period of at least 180 days (or such shorter period which will terminate when all the Registrable Shares covered by such registration statement have been sold pursuant thereto), (B) such registration requested pursuant to Section 2(a) becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (C) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of some act or omission by the Requesting Stockholders, such registration shall not count as a requested registration pursuant to Section 2(a).

Section 3.        Piggyback Registration.

(a)        If the Company at any time proposes for any reason to register any of its Common Stock (either for its own account or for the account of other security holders) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) and other than pursuant to Section 2), it shall give written notice to the Stockholders of its intention to so register such shares of Common Stock at least thirty (30) days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within twenty (20) days after delivery of any such notice by the Company, of the Stockholders to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the shares of Common Stock proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares, and Other Shares proposed to be included in such registration shall be included in the following order:

(i)        if such registration is to be an underwritten primary registration on behalf of the Company:

(A)         first, the Primary Shares;

(B)        second, the Registrable Shares held by FP and Goren (or, if necessary, such Registrable Shares pro rata among the FP Entities and Goren holding such Registrable Shares based upon the number of Registrable Shares that are held by each FP Entity and Goren and requested to be registered by such FP Entity and Goren);

(C)        third, the Registrable Shares that are not held by FP and Goren (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares that are not held by FP and Goren requested to be registered by each such holder); and

(D)        fourth, the Other Shares; or

(ii)        if such registration is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Shares) of the Company (“Other Holders”):

(A)        first, pro rata among the shares held by the Other Holders and the Registrable Shares held by FP and Goren (or, if necessary, such Registrable Shares pro rata among the FP Entities and Goren holding such Registrable Shares based upon the number of Registrable Shares that are held by each FP Entity and Goren and requested to be registered by such FP Entity and Goren);

(B)        second, the Registrable Shares that are not held by FP and Goren (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares that are not held by FP and Goren requested to be registered by each such holder); and

(C)        third, the Other Shares;

provided further that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Shares and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the expenses of such registration), without prejudice, however, to the rights of any holder or holders of Registrable Shares entitled to do so to request that such registration be effected as a registration statement pursuant to Section 2 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such shares of Common Stock. No registration effected pursuant to this Section 3 shall relieve the Company of its obligation to effect any registration upon request under Section 2, nor shall any registration hereunder be deemed to have been effected pursuant to Section 2. The Company will pay all expenses of registration in connection with each registration pursuant to this Section 3.

(b)        The number of requests permitted by the Stockholders pursuant to this Section 3 shall be unlimited.

Section 4.        Registrations on Form S-3.

Anything contained in Section 2 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Requesting Stockholders shall have the right to request an unlimited number of registrations of their Registrable Shares on Form S-3 (which may, at such holders’ request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (a) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (b) state whether the intended method of disposition of such Registrable Shares is an underwritten offering or a shelf registration and (c) relate to Registrable Shares having an aggregate offering price (before underwriting discounts and commissions) of at least $5,000,000. A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2(a) but shall otherwise be subject to the provisions of Section 2(b)(ii), Section 2(b)(iii), and Section 2(b)(iv).

Section 5.        Holdback Agreement.

(a)        In connection with the IPO, each Stockholder agrees, if so required by the managing underwriter, that he, she or it, shall not sell publicly, make any short sale of, or otherwise dispose publicly of, any Restricted Shares (other than those shares of Common Stock included in such registration and other than a transfer without consideration by a Stockholder that is a limited liability company or limited partnership to its members, partners or investment advisor) without the prior written consent of the Company, for a period (the “Lockup Period”) designated by the Company in writing to the Stockholders, which period shall begin not more than two (2) days prior to the Registration Date and shall not last more than 180 days after the Registration Date; provided, however, that all executive officers, directors and stockholders of the Company who hold 1% or more of the Common Stock on a fully diluted basis must agree to a Lockup Period of at least the same duration and on substantially similar terms and any early termination or other release from the agreement providing for the Lockup Period must provide for the early termination or other release from the agreement providing for the Lockup Period (on a pro-rata basis among the holders of Common Stock that are subject to such agreements).

(b)        If the Company at any time pursuant to Section 2 of this Agreement shall register under the Securities Act an offering and sale of Registrable Shares held by Stockholders for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of the Requesting Stockholders, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than seven (7) days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not last more than ninety (90) days after the closing of sale of shares pursuant to such Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms).

Section 6.        Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a)        prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of;

(b)        furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a draft preliminary prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or prospectus, to each holder requesting and entitled to be included in the registration of Registrable Securities and one counsel selected by the Requesting Stockholders (the “Stockholders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such holders and the Stockholders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c)        prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares. If any such Registration Statement refers to any holder of Registrable Shares by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder;

(d)        notify in writing each holder of Registrable Shares covered by such Registration Statement and the Stockholders’ Counsel (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e)        use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Stockholders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(e);

(f)        furnish to the Stockholders included therein such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary and final prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Stockholders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g)        without limiting Section 6(e), use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Stockholders holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h)        notify the Stockholders holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Stockholders prepare and furnish to such Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)        make available upon reasonable notice and during normal business hours, for inspection by the Requesting Stockholders holding such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Stockholders or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the information which the Company determines in good faith to be confidential, and of which determination the inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (iv) such disclosure is required to be made under applicable law;

(j)        use its best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(k)        use its best efforts to obtain from its counsel an opinion or opinions in customary form;

(l)        provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m)        promptly issue to any underwriter to which the Stockholders holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n)        list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the “NASD”), or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(o)        otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements covering a period of twelve (12) months beginning within the next fiscal quarter end after the effective date of the subject registration statement (which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act);

(p)        otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby; and

(q)        cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering of Registrable Shares.

Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 6(h), shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(h), and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 7.        Suspension.

Anything contained in this Agreement to the contrary notwithstanding, the Company may, by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the “Suspension Period”), the use of any Prospectus included in a Registration Statement filed under Section 2, Section 3 or Section 4 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act); provided, however, the Company may not impose more than one Suspension Period during any 365-day period and no more than one with respect to each Registration. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

Section 8.        Expenses.

All expenses incurred by the Company and the Stockholders in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with a national securities exchange or with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and fees and expenses of the Stockholders’ Counsel shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

Section 9.        Indemnification.

(a)        In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, each of such holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, (iii) any violation by the Company of the Securities Act or state securities or blue sky laws of any other federal, state or common law rule or regulation applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification, or (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the holders of such Registrable Securities, and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by the holders of Registrable Shares specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any of such Persons if a copy of such final prospectus had been made available to such Persons and such final prospectus was not delivered to the purchaser of the Registrable Shares prior to the written confirmation of the sale of such Registrable Shares.

(b)        In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares included in such registration shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

(c)        Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 9, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d)        If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations, provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

(e)        In the defense of any claim or litigation pursuant to this Section 9, the indemnifying party shall not, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which imposes restrictions or non-monetary obligations on the indemnified party, nor shall the indemnifying party, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such judgment or settlement includes an unconditional release of each indemnified party from any liabilities arising out of such claim, action or proceeding.

(f)        The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of Registrable Shares.

Section 10.        Underwriting Agreement.

(a)        Notwithstanding the provisions of Section 5, Section 6, Section 7 and Section 8, to the extent that the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b)        If any registration pursuant to Section 2 or Section 4 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indenmities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution. No holder of Registrable Shares shall be required to make any representations or warranties to, or agreements with, the Company, other than representations, warranties or agreements regarding the identity of such holder or such holder’s Registrable Shares, such holder’s intended method of distribution or any other representations, warranties or agreements required by applicable law or any other representations and warranties relating specifically to the information provided by such holder.

(c)        No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees to (i) sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company and such Stockholder and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 11.        Information by Holder.

The Stockholders shall promptly furnish to the Company such written information regarding the Stockholders and the distribution proposed by any Stockholders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

Section 12.        Exchange Act Compliance.

From the Registration Date or such earlier date as a Registration Statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Company shall cooperate with the Stockholders in supplying such information as may be necessary for the Stockholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 13.        No Conflict of Rights; Future Rights.

The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Stockholders hereby. If at any time after the date hereof, the Company shall grant to any present or future stockholder of the Company rights to in any manner cause or participate in any Registration Statement of the Company that, in the judgment of the Stockholders, are superior to or conflict with the rights granted to the Stockholders hereby, such grant shall be null, void and ultra vires.

Section 14.        Termination.

This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding; provided, however, that Section 8 and Section 9 shall survive the termination of this Agreement.

Section 15.        Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, this Agreement shall bind and inure to the benefit of the Company, the Stockholders and subject to Section 16, the respective successors and assigns of the Company and the Stockholders. The managing underwriter(s) of the IPO are intended third party beneficiaries of the agreements of the Stockholders contained in Section 5.

Section 16.        Assignment.

Each Stockholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart signature to this Agreement substantially in the form attached hereto as Annex B (a “Joinder Agreement”) agreeing to be treated as a Stockholder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Stockholder herein and had originally been a party hereto. The Company may not assign any rights hereunder without the consent of the Stockholders holding at least a majority of the Registrable Shares then outstanding.

Section 17.        Mergers, Etc.

The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to include the shares of common stock, if any, that the Stockholders would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization; provided, however, that, to the extent the Stockholders receive securities that are by their terms convertible into shares of common stock of the issuer thereof, then only such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Shares”.

Section 18.        General Provisions.

(a)        Amendments; Waiver and Release. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the party to be bound by such modification or amendment. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b)        Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)        Entire Agreement. This Agreement, the Stockholders Agreement, the Investor Subscription Agreement, the Stock Purchase Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. In the event of any inconsistency among this Agreement, the Stockholders Agreement, the Investor Subscription Agreement and the Stock Purchase Agreement, the Stockholders Agreement shall control.

(d)        Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereunder delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

(e)        Remedies. The Company and each Stockholder shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and the Stockholders may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(f)        Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent by facsimile, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)        if to the Company, to:

            RedPrairie Holding, Inc.

            20700 Swenson Drive

            Waukesha, WI 53186-0904

            Facsimile No.: (262) 317-2005

            Attn: General Counsel

            with a copy to:

            Francisco Partners, L.P.

            2882 Sand Hill Road, Suite 280

            Menlo Park, CA 94025

            Facsimile No.: (650) 233-2999

            Attn: David Golob

            and

            Pepper Hamilton LLP

            3000 Two Logan Square

            18th and Arch Streets

            Philadelphia, PA 19103

            Facsimile No.: (215) 981-4750

            Attn: Julia D. Corelli, Esq

(ii) if to any Stockholder, to such Stockholder’s address as set forth on Annex A hereto.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day (as defined in the Stockholders Agreement) following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

Each party may change its address from time to time for purposes of notice or other communication hereunder by giving notice to the other party hereto in accordance with this section. Each notice or other communication shall for all purposes of this Agreement be treated as being effective or having been given upon receipt unless otherwise indicated herein.

(g)        Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(h)        MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

(i)        GOVERNING LAW. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW

OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE, WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(j)        Jurisdiction and Venue.

(i)        Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any Delaware state court or federal court of the United States of America sitting in the County of New Castle, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)        Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Delaware state or federal court sitting in the County of New Castle, Delaware. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii)        The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

(k)        Descriptive Headings. The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

(l)        Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

(m)        Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

REDPRAIRIE HOLDING, INC.

By:	/s/ Laura L. Fese
	Name:	Laura L. Fese
	Title:	General Counsel and Corporate Secretary

STOCKHOLDERS:

FRANCISCO PARTNERS, L.P.

By:	Francisco Partners GP, LLC, its general partner

By:	/s/ Ezra Perlman
Name:
Title:

FP ANNUAL FUND INVESTORS, LLC

BY:	Francisco Partners Management, LLC, its manager

By:	/s/ Ezra Perlman
Name:
Title:

/s/ Erez Goren
Erez Goren

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex A

NOTICE INFORMATION FOR STOCKHOLDERS

Name	Address
Francisco Partners, L.P. Francisco Partner Fund A, L.P. FP Annual Fund Investors, LLC

2882 Sand Hill Road, Suite 280

Menlo Park, CA 94025

Facsimile:   (650) 233-2999

Attention:    David Golob

with a copy to:

O’Melveny & Myers, LLP

Embarcadero Center West

275 Battery Street, Suite 2600

San Francisco, CA 94111

Facsimile:   (415) 984-8701

Attention:    Michael J. Kennedy

                    Steve Camahort

Erez Goren

c/o Hi-Rez Studios, Inc.

3905 Brookside Parkway

Alpharetta, GA 30022

Facsimile:

Attention:    Erez Goran

with a copy to:

Kilpatrick Stockton LLP

Suite 2800

1100 Peachtree Street

Atlanta, GA 30309

Facsimile:   (404) 815-6555

Attention:    Larry D. Ledbetter

                    Bruce D. Wannamaker

Annex B

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Registration Rights Agreement dated as of July 20, 2006 (as the same may hereafter be amended, the “Registration Rights Agreement”), among RedPrairie Holding, Inc., a Delaware corporation (the “Company”) and the Stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be a Stockholder, as such term is defined in the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the        day of                 .

Signature of Stockholder

Print Name of Stockholder

AMENDMENT NO. 1 TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Amended and Restated Registration Rights Agreement dated as of July 20, 2006 among RedPrairie Holding, Inc., a Delaware corporation (the “Company”), and the Stockholders (as defined therein) (the “Agreement”) is made as of this 16th day of October, 2006. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, in connection with the Company’s issuance of shares of capital stock to John G. Jazwiec (the “Jazwiec”) pursuant to that certain Stock Award Agreement, dated October         , 2006 between the Company and Jazwiec (the “Award Agreement”), the Company and the Stockholders desire to amend the Agreement to provide Jazwiec with certain registration rights with respect to his shares of capital stock;

WHEREAS, Jazwiec desires to become a party to the Agreement and the Company and the Stockholders agree that Jazwiec shall become a party to the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.        Amendments to Section 3 of the Agreement.

a.        Clause (i) of Section 3(a) of the Agreement hereby is amended by deleting it in its entirety and replacing it with the following:

(i)	if such registration is to be an underwritten primary registration on behalf of the Company:

(A)	first, the Primary Shares;

(B)	second, the Registrable Shares held by FP, Goren and Jazwiec (or, if necessary, such Registrable Shares pro rata among the FP entities, Goren and Jazwiec holding such Registrable Shares based upon the number of Registrable Shares that are held by the FP entities, Goren and Jazwiec and requested to be registered by the FP entities, Goren and Jazwiec);

(C)	third, the Registrable Shares that are not held by FP, Goren and Jazwiec (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares that are not held by the FP entities, Goren and Jazwiec requested to be registered by each such holder); and

(D)	fourth, the Other Shares; or

b.        Clause (ii) of Section 3(a) hereby is amended by deleting it in its entirety and replacing it with the following:

(ii)	if such registration is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Shares) of the Company (“Other Holders”):

(A)	first, pro rata among the shares held by the Other Holders and the Registrable Shares held by FP, Goren and Jazwiec (or, if necessary, such Registrable Shares pro rata among the FP entities, Goren and Jazwiec holding such Registrable Shares based upon the number of Registrable Shares that are held by each FP entity, Goren and Jazwiec and requested to be registered by such FP Entity, Goren and Jazwiec);

(B)	second, the Registrable Shares that are not held by , Goren and Jazwiec (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares that are not held by the FP entities, Goren and Jazwiec requested to be registered by each such holder); and

(C)	third, the Other Shares;

c.        Amendment to Annex A to the Agreement. Annex A to the Agreement is hereby amended by adding the following information to such Annex:

  John G. Jazwiec

  3017 North Marietta

  Milwaukee, WI 53211

2.        Joinder. By executing and delivering this Amendment, Jazwiec hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if he were an original signatory to the Agreement. For all purposes of the Agreement, Jazwiec shall be considered to be a “Stockholder”. The Company, the FP Entities and Goren hereby acknowledge and agree that upon execution of this Amendment by Jazwiec, Jazwiec shall become a party to, and bound by the provisions of, the Agreement.

3.        Effectiveness. The parties hereto agree that the amendment set forth in Section 1 of this Amendment shall be effective as of the date hereof. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

4.        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

5.        Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original and all of which when taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

COMPANY:

REDPRAIRIE HOLDING, INC.

By:	/s/ Laura L. Fese
	Name:	Laura L. Fese
	Title:	General Counsel and Corporate Secretary

STOCKHOLDERS:

FRANCISCO PARTNERS, L.P.

By:	Francisco Partners GP, LLC, its general partner

	By:	/s/ Ezra Perlman
	Name:	Ezra Perlman
	Title:	Principal

FRANCISCO PARTNERS FUND A, L.P.

By:	Francisco Partners GP, LLC, its general partner

	By:	/s/ Ezra Perlman
	Name:	Ezra Perlman
	Title:	Principal

FP ANNUAL FUND INVESTORS, LLC

By:	Francisco Partners Management, LLC, its manager

	By:	/s/ Ezra Perlman
	Name:	Ezra Perlman
	Title:	Principal

/s/ Erez Goren
EREZ GOREN

/s/ John G. Jazwiec
JOHN G. JAZWIEC